UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.             )

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TIBCO SOFTWARE INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 7, 2014

Dear Fellow Stockholder:

We have previously sent to you proxy materials for the important special meeting of stockholders of TIBCO Software Inc., to be held on December 3, 2014. At the special meeting, you are being asked to approve, among other items, adoption of the merger agreement related to TIBCO’s proposed acquisition by an affiliate of Vista Equity Partners for $24.00 in cash per share. Your Board of Directors unanimously recommends that stockholders vote FOR all items on the agenda.

Adoption of the merger agreement requires approval by holders of at least a majority of TIBCO’s outstanding shares. Therefore, your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Very truly yours,

William R. Hughes

Secretary

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED,

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